Exhibit 33.3.1

[Letterhead of National City Mortgage Co.]
National City Mortgage Co. A subsidiary of National City Bank of Indiana 3232 Newmark Drive • Miamisburg, Ohio 45342 Telephone: (937) 910-1200 Mailing Address: P.O. Box 1820 Dayton, Ohio 45401-1820

Management’s Assertion on Compliance with Regulation AB Criteria

National City Mortgage Co. (the “Asserting Party”) is responsible for assessing compliance, as of and for the year ended December 31, 2007 (the “Reporting Period”), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in item 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(4)(ii), and 1122(d)(4)(xv) which the Asserting Party has concluded are not applicable to the activities it performs, either directly or through its Vendors, with respect to the residential mortgage-backed securities transactions covered by this report (such criteria, the “Applicable Servicing Criteria”, Exhibit A). The transactions covered by this report include all residential mortgage-backed securities transactions that were completed on or after January 1, 2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform”), as listed on Appendix A.

The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities as of and for the year ended December 31, 2007. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor. The Asserting Party is responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria. The Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors for servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii).

The Asserting Party has obtained an assertion of management and accompanying 1122 attestation report from the Vendor performing servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv).

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria during the Reporting Period with respect to the Platform taken as a whole.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period as set forth in this assertion.

National City Mortgage Co., as Servicer

By:	/s/ Philip D. Cunningham III	Date: February 28, 2008
Name:	Philip D. Cunningham III
Title:	Executive Vice President

No one Cares More!

Appendix A

Deal Name

ARMT 2006-2

BAFC 2006-1

BAFC 2006-2

BAFC 2006-3

BAFC 2006-4

BAFC 2006-5

BAFC 2006-5

BAFC 2006-A

BAFC 2006-I

BAFC 2007-1

BAFC 2007-2

BAFC 2007-3

BAFC 2007-7

BAFC 2007-A

BAFC 2007-C

BAFC 2007-C

Bayview 2006-C

BSAAT 2007-1

BSABS 2006-AC3

BSABS 2006-AC5

BSABS 2007-AC3

BSABS 2007-AC4

BSABS 2007-AC4

BSABS 2007-AC5

BSABS 2007-AC5

BSABS 2007-AC6

BSABS 2007-AC6

BSABS 2007-SD3

BSABS 2007-SD4

BSARM 2007-1

BSSP 2007-R6

CMLTI 2006-4

CMLTI 2006-AR3

CMLTI 2006-AR5

CMLTI 2007-10

CMLTI 2007-6

CMLTI 2007-AR4

CMLTI 2007-AR7

CSMC 2006-3

CSMC 2007-1

CSMC 2007-2

CSMC 2007-6

DBALT 2006-AB2

DBALT 2006-AB4

DBALT 2006-AF1

DBALT 2006-AR1

DBALT 2006-AR5

DBALT 2007-1

DBALT 2007-2

DBALT 2007-AB1

GSAA 2006-11

GSAA 2006-12

GSAA 2006-14

GSAA 2006-16

GSAA 2006-20

GSAA 2006-3

GSAA 2006-5

GSAA 2006-9

GSAA 2007-4

GSAA 2007-5

GSAA 2007-6

GSAA 2007-8

GSR 2006-8F

GSR 2006-9F

GSR 2006-AR1

GSR 2006-AR2

GSR 2007-2F

GSR 2007-3F

GSR 2007-4F

GSR 2007-5F

GSR 2007-AR1

HARBORVIEW 2007-7

JPALT 2006-S4

JPALT 2007-A2

JPALT 2007-S1

JPMMT 2006-S1

JPMMT 2006-S3

JPMMT 2006-S4

JPMMT 2007-A5

JPMMT 2007-A6

JPMMT 2007-S1

JPMMT 2007-S3

LMT 2006-6

LMT 2006-7

LMT 2007-10

LMT 2007-5

LMT 2007-6

LMT 2007-7

LUMINENT 2006-4

LUMINENT 2006-7

LUMINENT 2007-2

LXS 2006-20

LXS 2007-11

MALT 2007-1

MANA 2007-A2

MASTR 2006-1

MASTR 2006-3

MASTR 2007-1

MLMI 2006-A3

MLMI 2006-A4

MLMI 2006-F1

MSM 2007-14AR

MSM 2007-15AR

MSM 2007-7AX

PRIME 2006-1

PRIME 2006-CL1

PRIME 2007-1

PRIME 2007-1

PRIME 2007-2

PRIME 2007-3

PRIME 2007-3

RALI 2006-QA11

RALI 2006-QA4

RALI 2006-QA5

RALI 2006-QS1

RALI 2006-QS10

RALI 2006-QS11

RALI 2006-QS12

RALI 2006-QS13

RALI 2006-QS16

RALI 2006-QS17

RALI 2006-QS18

RALI 2006-QS2

RALI 2006-QS3

RALI 2006-QS4

RALI 2006-QS5

RALI 2006-QS6

RALI 2006-QS7

RALI 2006-QS8

RALI 2007-QS2

RALI 2007-QS3

RALI 2007-QS1

RALI 2007-QS5

RALI 2007-QS4

RALI 2007-QS7

RALI 2007-QS6

RALI 2007-QS8

RALI 2007-QS11

RALI 2007-QS9

RAMP 2006-RS5

RAMP 2006-RZ3

RAMP 2007-RS1

RAMP 2007-RS2

RESI 2006-B

RFMSI 2006-S10

RFMSI 2006-S11

RFMSI 2006-S12

SAMI 2006-AR3

WMLT 2006-A

WMLT 2006-ALT1

EXHIBIT A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by NATIONAL CITY MORTGAGE CO.	Performed by Vendor(s) for which NATIONAL CITY MORTGAGE CO. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY MORTGAGE CO. is NOT the Responsible Party	NOT performed by NATIONAL CITY MORTGAGE CO. or by subservicer(s) or vendor(s) retained by NATIONAL CITY MORTGAGE CO.

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X1		X1

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

[1]

NCM processes payments on assets which are deposited in the appropriate custodial bank accounts and related bank clearing accounts, except for payments received by the lockbox vendor, Regulus (who has provided REG documentation for NCM).

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by NATIONAL CITY MORTGAGE CO.	Performed by Vendor(s) for which NATIONAL CITY MORTGAGE CO. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY MORTGAGE CO. is NOT the Responsible Party	NOT performed by NATIONAL CITY MORTGAGE CO. or by subservicer(s) or vendor(s) retained by NATIONAL CITY MORTGAGE CO.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X2			X2

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

[2]	NCM has determined that 1122(d)(3)(i)(C) is not applicable to the activities performed by them with respect to the servicing platform

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by NATIONAL CITY MORTGAGE CO.	Performed by Vendor(s) for which NATIONAL CITY MORTGAGE CO. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY MORTGAGE CO. is NOT the Responsible Party	NOT performed by NATIONAL CITY MORTGAGE CO. or by subservicer(s) or vendor(s) retained by NATIONAL CITY MORTGAGE CO.

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements				X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X3		X3

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

3	NCM processes payments on assets which are posted to the obligor records maintained no more than two business days after receipt and allocated to principal, interest or other items in accordance with the related asset documents, except for payments received by the lockbox vendor, Regulus (who has provided REG documentation for NCM).

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by NATIONAL CITY MORTGAGE CO.	Performed by Vendor(s) for which NATIONAL CITY MORTGAGE CO. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY MORTGAGE CO. is NOT the Responsible Party	NOT performed by NATIONAL CITY MORTGAGE CO. or by subservicer(s) or vendor(s) retained by NATIONAL CITY MORTGAGE CO.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X4	X4

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X5	X5

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

[4]	NCM is responsible for payments made on the behalf of the obligor (such as tax or insurance payments).
[5]	NCM is responsible for any late payment penalties in connection with any payment to be made on behalf of the obligor, unless the late payment was do to the obligor’s error or omission.